UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. [  ])

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

PAX WORLD FUNDS SERIES TRUST III

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

YOUR VOTE IS NEEDED IMMEDIATELY

Special Meeting of Shareholders scheduled for July 31, 2019

PLEASE SUBMIT YOUR VOTE TODAY!

PAX WORLD FUNDS SERIES TRUST III: Pax Ellevate Global Women’s Leadership Fund

Dear Shareholder:

We recently reminded you of the Special Meeting of Shareholders scheduled for July 31, 2019 at 3:00 p.m. Eastern Time.

Our records indicate that we do not have your vote.

As a shareholder of Pax Ellevate Global Women’s Leadership Fund (the Fund), it is your responsibility to vote your shares on important matters that affect the Fund. Voting immediately helps minimize proxy costs, and you won’t continue to receive reminders about this meeting via mail, email or telephone call.

YOUR FUND’S BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL

The Proxy Statement we sent to you contains important information regarding the proposal that you are being asked to consider. You can view or download the Proxy Statement at the website listed on your proxy card. Please read the materials carefully.

If you have any questions regarding the proposals, or need assistance voting, please call Computershare Fund Services, the Fund’s proxy solicitor, toll free, at 1(888) 985-2050.

For your convenience, please utilize any of the following methods to submit your vote:

1. Vote Online. Available 24 hours a day, 7 days a week.

Visit the website printed on the enclosed proxy voting card and follow the instructions.

2. Vote by Phone. Available 24 hours a day, 7 days a week.

Call the toll-free number on the enclosed proxy voting card and follow the automated instructions.

3. Speak with a Proxy Specialist.

Call 1(888) 985-2050. Representatives are available Monday – Friday, 9 a.m. – 11 p.m. ET, and Saturday, 12 p.m. – 6 p.m. ET, to answer your questions and record your vote.

4. Vote by Mail.

Mail your signed proxy voting card(s) in the enclosed postage-paid envelope.

Please utilize one of the options above to record your vote before the meeting. If you have voted since we prepared this mailing, we appreciate your participation. Thank you for your prompt attention.